SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 3, 2007

CENTERSTATE BANKS OF FLORIDA, INC.

(Exact name of registrant as specified in charter)

Florida	333-95087	59-3606741
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

1101 First Street South, Suite 202, Winter Haven, FL	33880
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (863) 293-2600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition

CenterState Banks of Florida, Inc. (“CenterState”) closed its previously announced acquisition of Valrico Bancorp, Inc. (“Valrico”) on Monday, April 2, 2007. Based on the closing price of CenterState’s common stock on Friday, March 30, 2007, the aggregate consideration is approximately $35.6 million, comprised of CenterState common Stock (65%) and cash (35%).

Valrico is a one bank holding company operating through its wholly owned subsidiary, Valrico State Bank (the “Bank”). The Bank opened for business in 1989 and operates through four branch locations in Hillsborough County, Florida. At December 31, 2006, Valrico reported total consolidated assets of $149.5 million, total consolidated loans of $124.0 million, total consolidated deposits of $119.7 million and total consolidated stockholders’ equity of $15.9 million. Valrico also reported consolidated net income for the year ended December 31, 2006 of $1.9 million, or $5.57 per diluted share.

Jerry Ball, President and CEO of Valrico State Bank, and his team will continue to operate the Bank as a wholly owned subsidiary of CenterState, similar to CenterState’s other subsidiary banks.

The transaction is expected to be neutral to slightly accretive to CenterState’s earnings in the first year and accretive to earnings in the second year. For additional information contact Ernest S. Pinner, CEO or James J. Antal, CFO, CenterState Banks of Florida, Inc. at 863-293-2600.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Some of the statements in this report constitute forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995 and the Securities Exchange Act of 1934. These statements related to future events, other future financial performance or business strategies, and may be identified by terminology such as “may,” “will,” “should,” “expects,” “scheduled,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “potential,” or “continue” or the negative of such terms or other comparable terminology. Actual events or results may differ materially. In evaluating these statements, you should specifically consider the factors described throughout this report. We cannot be assured that future results, levels of activity, performance or goals will be achieved.

Item 9.01	Financial Statements and Exhibits

(a)	Exhibits:

Exhibit 99.1	Press release dated April 3, 2007

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTERSTATE BANKS OF FLORIDA, INC.

By:	/s/ James J. Antal
James J. Antal
Senior Vice President and Chief Financial Officer

Date: April 3, 2006

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